Exhibit 99.1

MCEWEN MINING ANNOUNCES POSITIVE FEASIBILITY STUDY FOR

GOLD BAR PROJECT, NEVADA

TORONTO, ONTARIO - (October 21, 2015) - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) (“McEwen Mining” or the “Company”) is pleased to announce results of a Feasibility Study (FS) for its 100% owned Gold Bar Project in Nevada. The key outcomes of the study include: Low initial capital of $60 million; Attractive IRR of 20% at current gold price; Average annual gold production of 65,000 oz; and Estimated average cash cost of $728/oz. The FS was prepared by SRK Consulting Inc. (SRK) of Reno, Nevada in accordance with the requirements of Canadian National Instrument 43-101 “Standards of Disclosure for Mineral Projects” (“NI 43-101”).

“Completion of this Feasibility Study is an important milestone. I believe Gold Bar will be the next mine we put into production. It includes the fundamental elements we consider important to investors when building a mine: Low capital and operating costs, and a reasonable rate of return in the current price environment. We can now move ahead with a high degree of confidence in the capital estimate and projected operating performance,” said Rob McEwen, Chairman and Chief Owner.

Highlights of the Feasibility Study(1)

•                  Estimated initial capital expenditures of $60 million

•                  Pay-back period of 3 years at $1,150/oz gold and 2 years at $1,300/oz gold

•                  After-tax IRR of 20% at $1,150/oz gold and 36% at $1,300/oz gold

•                  Average annual gold production of 65,000 oz at a cash cost of $728/oz

•                  Owner operated open pit mine with run-of-mine oxide heap leach processing

•                  Life-of-mine (LoM) ore production of 13 million tons at a diluted gold grade of 0.032 opt (1.1 gpt) resulting in 325,000 oz payable gold

•                  Updated in-pit resource estimate: 611,000 oz M&I and 111,000 oz Inferred

Financial Analysis

The FS base case uses a gold price of $1,150/oz and generates an after-tax net present value (NPV5%) of $30 million, an IRR of 20%, and an average after-tax cash flow from operations of $22.5 million per year of operation. FS results are disclosed on an after-tax basis, taking into consideration all internal tax attributes available to the Company as of this filing. Given the size of the internal tax attributes, pre-tax results are not significantly different from after-tax results. Project break-even (nil IRR) is reached at a gold price of $995/oz.

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Table 1: After-Tax Economic Sensitivity

	Base Case $1,150/oz gold	Upside Case $1,300/oz gold
IRR	20%	36%
NPV@5% Discount Rate(2)	$30 million	$67 million
Average Annual Cash Flow	$22.5 million	$31.5 million
Average Operational Margin	$395/oz	$537/oz
Payback Period	3 years	2 years

(1)    All amounts are in U.S. Dollars. “gpt” means grams per metric tonne, “opt” means ounces per short ton, “oz” means ounce(s), “IRR” means Internal Rate of Return, “M&I” means NI 43-101 Measured & Indicated mineral resources (see Table 6).

(2)    NPV is discounted to January 1, 2016.

Mining and Processing

Gold Bar is planned as an open pit mine. Both run-of-mine (RoM) and screened and agglomerated oxide ore will be processed at a rate of approximately 8 thousand tons per day on a conventional heap leach, and using an adsorption-desorption recovery (ADR) carbon plant producing a doré product. In order to maximize recovery and minimize project risk the ore handling method will be flexible depending on the ore characteristics. Ore from the Gold Ridge deposit will be processed as RoM. Ore from the Gold Pick and Cabin Creek deposits will be screened first and classified prior to leaching as follows:

1.              Ore containing fines will be screened at six inches and again at one inch;

2.              Ore greater than six inches will be stockpiled and placed on the leach pad via loader and truck;

3.              Ore less than one inch will be agglomerated with cement and recombined with the mid fraction (+1 inch to -6 inches), and placed on the leach pad via conveyors; and

4.              RoM material without fines will trucked directly to the leach pad.

Over the mine life, production will total 13 million tons of ore at a diluted gold grade of 0.032 opt (1.1 gpt) for a total payable gold of 325,000 oz. RoM ore will require 3 lbs/ton lime and agglomerated ore will require 20 lbs/ton cement. Leaching will consume 0.4 lbs/ton sodium cyanide. The planned production schedule is as follows:

Table 2: Production and Processing Summary

Year	Ore Tons (000’s tons)	Gold Grade (opt)	Contained Gold (000’s oz)	Recovered Gold (000’s oz)	Waste Tons (000’s tons)	Strip Ratio
0	309	0.019	5.7	0	1,535	5.0
1	2,167	0.032	68.5	46.2	14,633	6.8
2	2,993	0.033	100.0	84.0	13,807	4.6
3	2,741	0.033	90.3	69.0	13,867	5.1
4	2,717	0.031	84.2	62.5	15,883	5.9
5	2,173	0.032	70.6	63.6	8,409	3.9
LoM	13,099	0.032	418.8	325.4	68,134	5.2

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Capital and Operating Costs

Initial capital is estimated at $60.4 million, including $4.8 million (8%) for contingencies. Additional capital expenses such as a heap leach expansion and reclamation and closure obligations bring the total LoM capital required to $79.4 million, including an additional $1.5 million (8%) for contingencies. The FS assumes an owner operated fleet of mining trucks and shovels and that all new equipment will be leased for this operation.

Operating costs were estimated based on process design criteria, equipment lease rates, labor, reagent, on-site power generation, fuel, explosives, maintenance, and other miscellaneous costs. All costs are in Q3 2015 dollars. Average cash cost and all-in cost are $728/oz and $995/oz respectively.

Table 3: Capital Cost Summary

Capital Items ($ millions)	Initial Capital	Sustaining Capital	Reclamation and Closure
Mine
Mine Equipment	2.9	2.8
Site Development	1.5
Capitalized Pre-Stripping	4.6
Mine Contingency	0.7	0.1
Process
Screening/Pad Equipment	2
Process Plant	10.5	0.4
Heavy Mobile Equipment	0.6
Process Contingency	0.8	0.01
Leach Pad
Mobilization/Administration/EPCM	1	0.9
Pad	10.1	4.5
Ponds	0.3
Diversion Channels	0.1	0.05
Miscellaneous	0.3
Leach Pad Contingency	1.2	0.5
Owner and Infrastructure
Water Supply System	2.5
On-site Power Generation System	0.8
Other Infrastructure	10.1
Owners Costs	8	0.03
Owner and Infrastructure Contingency	2.2
Mine Reclamation
Mine Closure			8.8
Closure Contingency			0.8
Total Capital Cost (No Contingency)	55.5	8.6	8.8
Contingency	4.8	0.7	0.8
Total Capital Cost	60.4	9.3	9.7

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Table 4: Operating Cost Summary

	Cost per ore ton processed	Cost per payable ounce produced
Mining	$11.71	$472
Processing and Heap Leach	$5.30	$214
G&A	$1.05	$42
Total Cash Cost(3)	$18.06	$728
All-In Cost(4)		$995

(3)    Cash cost is calculated by dividing total life-of-mine production costs by total ounces produced.

(4)    All-in cost is calculated by dividing the sum of all capital, operating, tax, and reclamation costs by total ounces produced.

Table 5: Production Cost by Year of Operation

Year	1	2	3	4	5	Average
$/Au oz payable
Mining	$610	$374	$502	$580	$367	$472
Process	$248	$158	$213	$222	$208	$214
G&A	$79	$44	$35	$35	$30	$42
Total	$937	$576	$749	$836	$605	$728
$/ore-ton
Mining	$12.98	$10.44	$12.60	$13.31	$10.72	$11.71
Process	$5.27	$4.42	$5.34	$5.09	$6.07	$5.30
G&A	$1.68	$1.22	$0.87	$0.79	$0.89	$1.05
Total	$19.93	$16.08	$18.81	$19.19	$17.68	$18.06

Permitting & Property Location

The Gold Bar Project in Eureka County, Central Nevada, is located on both public lands managed by the Bureau of Land Management (BLM) Battle Mountain Field Office, and on patented lands. The BLM and the Nevada Division of Environmental Protection (NDEP) will be the primary regulatory agencies responsible for ensuring environmental protection as the Gold Bar Project progresses through permitting and approval processes.

Formal notice from the BLM states our Record of Decision (ROD) for Gold Bar is expected in January, 2017. The Company expects that all other applicable State and Local permits will also be acquired in that timeframe. Once received, the Company can begin construction, which is expected to take approximately 10-12 months to complete. The Company has already secured approval from the State of Nevada for adequate water rights necessary to conduct mining activities. The approved water rights will be sufficient for life-of-mine operations.

The Gold Bar Project is located within the Battle Mountain-Eureka-Cortez gold trend. The property was previously mined from 1990 to 1994 by Atlas Precious Metals Inc. The nearest mines are Barrick Gold’s Ruby Hill (approximately 25 miles to the Southeast — now closed) and its Cortez Mine (approximately 35 miles to the Northwest).

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Resource Estimate

The updated NI 43-101 compliant resource estimate included in the FS was developed by SRK and is comprised only of gold resources that fall within the boundaries of a conceptual pit.

Table 6: Mineral Resource Statement

Gold Bar Project Resources	Mass (000’s tons)	Grade Au (gpt)	Grade Au (opt)	Contained Metal Au (000’s oz)
Measured	2,701	1.22	0.035	96
Indicated	19,411	0.91	0.027	516
Measured and Indicated	22,112	0.95	0.028	611
Inferred	4,624	0.82	0.024	111

Table 6 Notes:

•   Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability.  There is no certainty that all or any part of the Mineral Resources estimated will be converted into Mineral Reserves.

•   Resources stated as contained within a potentially economically minable open pit; pit optimization parameters are: $1,350/oz Au, 78% recovery, $5/oz Au Sales Cost, $2.15/t waste mining cost for Cabin Creek, $2.45/t waste mining cost for Gold Pick and Gold Ridge, $7.05/t ore mining and processing cost (OMPC) for Gold Pick West, $6.95/t OMPC for Gold Pick East and Cabin Creek, 54 degree pit slopes for Gold Pick and Cabin Creek, and a 42 degree pit slope for Gold Ridge.

•   Resources are reported using a 0.008 oz/t (0.27 gpt) gold Cut-off Grade.

•   Numbers in the table have been rounded to reflect the accuracy of the estimate and may not sum due to rounding.

Reserves

The FS establishes reserves in accordance with NI 43-101 for the Gold Bar Project. In accordance with NI 43-101, only resources in the measured or indicated category can be included as proven or probable reserves. The reserves calculation is further constrained by the design pits included in the FS, which demonstrate economic and engineering feasibility in the current mining environment. The reserve pit was designed at a gold price of $1,000/oz to maximize the project NPV and IRR.

Table 7: Mineral Reserve Statement

		Au Grade				Au Metal
	Tons (000’s)	Contained (oz/t)	Diluted (oz/t)	Contained (ppm)	Diluted (ppm)	Contained (000’s oz)	Diluted (000’s oz)	Contained (kg)	Diluted (kg)
Proven	1,969	0.041	0.039	1.41	1.34	80	76	2,500	2,375
Probable	11,131	0.032	0.031	1.12	1.06	360	342	11,212	10,652
Proven and Probable	13,099	0.034	0.032	1.16	1.10	441	419	13,712	13,027
Total Waste	68,134
Strip Ratio	5.2

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Table 7 Notes:

•   Reserves stated in the table above are contained within an engineered pit design based on a Lerchs-Grossmann optimization, see Table 8 for additional assumptions related to the Reserve Statement.

•   Diluted Grades are based on dilution and ore losses resulting in net change to tonnage and 5% decrease in grade.

•   Mineral Reserves stated above are contained within and are not additional to the Mineral Resource.

•   Numbers in the table have been rounded to reflect the accuracy of the estimate and may not sum due to rounding.

Table 8: Assumptions Relating to the Reserve Pit Optimization

Assumptions for Reserves Calculation	Gold Zones (Deposits)	Units	Values
Gold Price		$/oz	1,000
Mining Cost	Gold Pick Ore	$/ton	3.51
	Gold Ridge Ore	$/ton	3.28
	Cabin Creek Ore	$/ton	4.18
	Gold Pick_Waste	$/ton	1.73
	Cabin & Ridge Waste	$/ton	1.51
Processing and G&A		$/ton	5.49
Recovery		%	78
Cut-off Grade		oz Au/ton	0.009
Inter-ramp Pit Slope Angle	Gold Pick	Degrees	54
	Gold Ridge	Degrees	42
	Cabin Creek	Degrees	54

Metallurgical Testing

Gold Bar ore is a Carlin-style carbonate sedimentary sequence with strong fracture-controlled oxidation above the water table to the full depth of planned mining. Test work shows that ore is amenable to heap leach cyanidation with high gold recoveries and relatively rapid leaching kinetics. A 15-ton bulk sample taken in 2015 was leached as RoM in a large diameter column test (see below), which demonstrated that material size does not significantly influence recovery. The ultimate gold recovery used in the FS was 78%, which is significantly below representative results from laboratory testing on material from Gold Bar. The Company and its consultants feels that because recovery is such an important determinant of economics, and the scale-up of operations from laboratory to industrial scale can result in dilution and segregation, that a conservative assumption is prudent.

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Table 9: Results of Additional 2015 Metallurgical Test Work Since Pre-Feasibility Study (2011)

Zone	Calculated Gold Grade (oz/ton)	Gold Extracted (%)	Leach Time	Consumption NaCN (lb/ton)	Lime Added (lb/ton)
Large Diameter Column Test on 15-ton Bulk RoM Sample
Pick East	0.060	90	164 days	<0.10	2.9
Bottle Roll Test on Bulk RoM Sample
Pick East	0.053	89	96 hrs	<0.10	3
Bottle Roll Tests on RC Cutting Composites (Deposit Avg. Grade)
South Central	0.035	93	96 hrs	0.19	2
South	0.035	94	96 hrs	0.15	1.5
North	0.029	91	96 hrs	0.25	1.5
North Central	0.031	90	96 hrs	0.11	1.5
Gap	0.033	90	96 hrs	0.17	2
Bottle Roll Tests on RC Cutting Composites (Low Grade)
South	0.013	89	96 hrs	0.15	3
North Central	0.012	86	96 hrs	0.17	2
Gap	0.014	83	96 hrs	0.15	2
South Central	0.014	89	96 hrs	0.15	2
North	0.014	85	96 hrs	0.30	2

Further Optimization, Cost Reductions, and Project Potential

The Company believes there are opportunities to further improve the economics of the Gold Bar Project through continued exploration, capital cost reductions, and potential process plant engineering synergies with our El Gallo Mine in Mexico.

In 2015, a drill program consisting of 38 in-fill holes was completed at Gold Bar. The focus of the program was to increase the mineral resource confidence by converting Inferred gold ounces to the Measured and Indicated categories. In addition to upgrading our confidence, several holes returned significant results including 4.65 gpt gold over 41.1m and 2.2 gpt gold over 52m. Exploration has been limited since 2012 due to ongoing mine permitting activities. Once the mine permit is received, several priority targets will be aggressively tested with the objective of expanding the known resource and reserve life.

Capital cost estimates for the project at this level of study are conservative. During the next 14 months until permit approval, the Company will study ways to reduce capital expenditures. For example, the El Gallo Mine uses an ADR plant of a very similar size and design to the one required at Gold Bar. By re-using the engineering design we may be able to realize significant savings. Other key areas of focus to reduce costs will be the ancillary infrastructure and activities related to the heap leach pad construction.

McEwen Mining will continue to optimize areas relating to leach kinetics, permeability, and blasting fragmentation with the aim of increasing the proportion of RoM ore versus agglomerated ore reporting to the leach pad. This could lower operational costs and increase pad loading efficiency. Metallurgical test work is ongoing while permitting progresses.

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About McEwen Mining (www.mcewenmining.com)

McEwen Mining has an ambitious goal of qualifying for inclusion in the S&P 500 index by creating a high growth gold/silver producer focused in the Americas. McEwen Mining’s principal assets consist of the San José mine in Santa Cruz, Argentina (49% interest), the El Gallo Mine and El Gallo 2 project in Sinaloa, Mexico, the Gold Bar project in Nevada, USA, and the Los Azules copper project in San Juan, Argentina.

McEwen Mining has an aggregate of 300.5 million shares of common stock outstanding and issuable upon the exchange of the exchangeable shares. Rob McEwen, Chairman and Chief Owner, owns 25% of the shares of McEwen Mining (assuming all outstanding Exchangeable Shares are exchanged for an equivalent amount of Common Shares).

QUALIFIED PERSON

Jay Pennington, M.Sc., C.P.G. #11245 and Kent Hartley, B.Sc, P.E. are the Qualified Persons as defined under CIM NI 43-101 representing SRK Consulting (U.S.) Inc., have reviewed the contents of this press release for accuracy of the technical and economic information presented. The report titled “NI 43-101 Technical Report Gold Bar Project Feasibility Study, Eureka County, Nevada” with an effective date of September 19, 2015 has been prepared by SRK Consulting, an independent geological consulting firm with a local office in Reno, Nevada. This report will be available on SEDAR (www.sedar.com) within 45 days.

The technical contents of this news release has been reviewed and approved by Nathan M. Stubina, Ph.D., P.Eng., FCIM, Managing Director and a Qualified Person as defined by Canadian Securities Administrator National Instrument 43-101 “Standards of Disclosure for Mineral Projects”.

CAUTIONARY NOTE TO US INVESTORS REGARDING RESOURCE ESTIMATION

McEwen Mining prepares its resource estimates in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101 (NI 43-101). These standards are different from the standards generally permitted in reports filed with the SEC. Under NI 43-101, McEwen Mining reports measured, indicated and inferred resources, measurements, which are generally not permitted in filings made with the SEC. The estimation of measured resources and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. U.S. investors are cautioned not to assume that any part of measured or indicated resources will ever be converted into economically mineable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the

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construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, risk of delisting from a public exchange, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu	Christina McCarthy	150 King Street West
Investor Relations	Director of Corporate Development	Suite 2800,P.O. Box 24
(647) 258-0395 ext 320	(647) 258-0395 ext 390	Toronto, Ontario, Canada
info@mcewenmining.com	corporatedevelopment@mcewenmining.com	M5H 1J9
(866) 441-0690

Website	Facebook	Twitter
www.mcewenmining.com	facebook.com/mcewenrob	twitter.com/mcewenmining

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